Exhibit 99.1

FOR IMMEDIATE RELEASE

Alphatec Reports First Quarter 2018 Financial Results

And Recent Corporate Highlights

CARLSBAD, Calif., May 10, 2018 – Alphatec Holdings, Inc.  (“Alphatec,” “ATEC,” or the “Company”) (Nasdaq: ATEC), a provider of innovative spine surgery solutions with a mission to improve patient lives through the relentless pursuit of superior outcomes, today reported financial results for its first quarter ended March 31, 2018 and recent corporate highlights.

First Quarter 2018 Financial Highlights and 2018 Outlook

•	Total net revenue of $21.3 million; U.S. commercial revenue of $19.2 million
•	U.S. commercial gross margin of 70%
•	Cash balance of $47.6 million at March 31, 2018
•	Operating cash burn (excluding debt service) of $2.5 million
•	Reiterated revenue guidance of approximately $95 million for full year 2018, with revenue growth expected to accelerate in the second half of the year

First Quarter Organizational, Commercial and Product Highlights

•

Completed the acquisition of SafeOp Surgical, Inc. (“SafeOp”) to significantly differentiate the Company’s instrumented procedures and improve patient outcomes with advanced automated neuromonitoring technology

•	Secured $50 million in equity financing to fund the cash purchase price of SafeOp and to strengthen the balance sheet for future growth initiatives
•	Continued to drive momentum in the transition of the sales organization, expanding quality revenue from dedicated distribution partners and agents to nearly 50% of U.S. commercial revenue
•	Increased number of surgeon visits to corporate headquarters for the fifth consecutive quarter, with revenue attributable to new surgeons increasing nearly 70% sequentially
•	Appointed experienced spine executive Kelli Howell as Executive Vice President, Clinical Strategies

“We continue to build the foundation for long-term growth,” said Terry Rich, ATEC’s President and Chief Operating Officer.  “Reported financial results, even adjusting for seasonality, are not yet reflective of the operational and strategic progress made, but we believe the positive effects of our distribution transition and solid revenue contribution from new surgeons validate our strategy. Surgeon and distributor engagement is improving, the ATEC innovators are applying their experience to create an organic innovation machine, and excitement in the field is absolutely palpable.  We are on track to achieve our vision of becoming the most respected, fastest-growing U.S. spine company.”

Kelli Howell Appointed Executive Vice President, Clinical Strategies

Ms. Howell brings more than two decades of clinical research and education experience to the Company. As a member of ATEC’s senior leadership team, she will drive increased focus on clinical verification and validation, as well as develop plans for improved internal education programs, surgeon and sales education strategies, and market research initiatives. Ms. Howell joins the Company following an eighteen-year tenure at NuVasive, Inc., where she most recently served as Vice President of Research and Health Informatics following various research, education, and clinical resources roles.

“I am incredibly excited to welcome Kelli to the ATEC Family,” said Chairman and Chief Executive Officer, Pat Miles. Many members of our team have worked with Kelli previously.  In fact, I collaborated with her for nearly 20 years.  We have witnessed her ability to drive market acceptance of innovative products through the use of clinically validated data and published, peer-reviewed research. I have great confidence that she will contribute immensely to our efforts as we work to distinguish ATEC as a leading provider of innovative solutions that improve outcomes.”

Comparison of Financial Results for the First Quarter 2018 to Fourth Quarter 2017

Following is a table comparing key first quarter 2018 results to fourth quarter 2017 results.  These are the comparisons management uses in its own evaluation of continuing operating performance given the re-focus of the Company’s strategy under the new leadership team.

	Three Months Ended		Change
	March 31, 2018	December 31, 2017	$	%
	(unaudited)

U.S. commercial revenue	$19,201	$20,949	$(1,748)	(8%)
U.S. gross profit	13,432	14,639	(1,207)	(8%)
U.S. gross margin	70.0%	69.9%

Operating Expenses
Research and development	$1,786	$1,437	$349	24%
Sales and marketing	10,060	9,742	318	3%
General and administrative	6,442	7,243	(801)	(11%)
Amortization of intangible assets	177	172	5	3%
Transaction-related expenses	1,542	-	1,542	NM
Gain on settlement	(6,168)	-	(6,168)	NM
Restructuring	398	308	90	29%
Total operating expenses	$14,237	$18,902	$(4,665)	(25%)

Operating loss	$(667)	$(3,608)	$2,941	82%

Interest and other income (expense)	$(1,645)	$12,044	$(13,689)	(114%)

Loss from continuing operations	$(1,854)	$(5,424)	$3,570	66%

Non-GAAP Adjusted EBITDA	$(2,390)	$958	$(3,348)	(349%)

U.S. commercial revenue for the first quarter of 2018 was $19.2 million, compared to $20.9 million in the fourth quarter of 2017.  Results were impacted by typical spine market seasonality, as well as the Company’s continued transition of its distribution channel to more dedicated, scalable partners. Revenue growth generated by expanding the dedicated sales channel, coupled with new surgeon adoption offset much of the revenue impact associated with transitioning or discontinuing non-strategic distributor relationships.

U.S. gross profit and gross margin for the first quarter of 2018 were $13.4 million and 70.0%, respectively, compared to $14.6 million and 69.9%, respectively, for the fourth quarter of 2017. U.S. gross margin has stabilized as the Company continues to reduce product costs and optimize its supply chain.

Total operating expenses for the first quarter of 2018 were $14.2 million compared to $18.9 million in the fourth quarter of 2017.  The decrease was driven primarily by a $6.2 million contract settlement gain recorded in the first quarter of 2018.  On a non-GAAP basis, which excludes restructuring charges, stock-based compensation, transaction-related expenses, and the gain on settlement, total operating expenses in the first quarter increased to $17.9 million, compared to $16.3 million in the fourth quarter of 2017.  The increase primarily reflects planned increased investments, including product development and strategic hiring.

Operating loss for the first quarter of 2018 was $0.7 million, compared to a loss of $3.6 million for the fourth quarter of 2017.

Non-GAAP Adjusted EBITDA for the first quarter of 2018 was $(2.4) million, compared to $1.0 million in the fourth quarter of 2017.  For more detailed information, please refer to the table, “Alphatec Holdings, Inc. Reconciliation of Non-GAAP Financial Measures,” that follows.

Current and long-term debt includes $31.5 million in term debt and $8.4 million outstanding under the Company’s revolving credit facility at March 31, 2018. This compares to $32.4 million in term debt and $10.3 million outstanding under the Company’s revolving credit facility at December 31, 2017.

Cash and cash equivalents were $47.6 million at March 31, 2018, compared to $22.5 million reported at December 31, 2017.  During the first quarter of 2018, the Company raised net cash proceeds from a private placement and warrant financing of $46.4 million and paid $13.8 million for the acquisition of SafeOp. The Company also generated approximately $3.0 million in proceeds from common stock warrant exercises during April 2018, which is not reflected in the cash balance at March 31, 2018.

Comparison of Financial Results for the Three Months Ended March 31, 2018 and 2017

Revenue decreased on a year-over-year basis, as a result of the continued transition of its distribution channel to more dedicated, sustainable partners and the discontinuation of non-strategic distributor relationships. The year-over-year decrease in operating expenses is primarily the result of s $6.2 million contract settlement gain recorded in the first quarter of 2018; otherwise, operating expenses decreased slightly. For additional information, please reference the following financial statement tables and the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or before May 11, 2018.

Non-GAAP Information

To supplement the Company’s financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company reports certain non-GAAP financial measures such as Adjusted EBITDA.  Adjusted EBITDA included in this press release is a non-GAAP financial measure that represents net income (loss), excluding the effects of interest, taxes, depreciation, amortization, stock-based compensation expenses, and other non-recurring income or expense items, such as sale of assets, settlement gains, impairments, restructuring expenses, severance expenses and transaction-related expenses.  The Company believes that non-GAAP Adjusted EBITDA provides investors with an additional tool for evaluating the Company's core performance, which management uses in its own evaluation of continuing operating performance, and a baseline for assessing the future earnings potential of the Company.  For completeness, management uses non-GAAP Adjusted EBITDA in conjunction with GAAP earnings and earnings per common share measures.  The Company’s Adjusted EBITDA measure may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Adjusted EBITDA should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.   Included below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Investor Conference Call

Alphatec will hold a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss first quarter 2018 results. The dial-in numbers are (877) 556-5251 for domestic callers and (720) 545-0036 for international callers. The conference ID number is 2378857. A live webcast of the conference call will be available online from the investor relations page of the Company's corporate website at www.atecspine.com.

Inducement Award Granted

As an inducement to accepting employment with the Company, and in accordance with applicable NASDAQ listing requirements, the Board of Directors has approved an award to Ms. Howell of 50,000 restricted stock units (RSUs) and 50,000 stock options (Options) at a strike price of $3.30 per share, the fair market value on March 12, 2018 (the grant date). The RSUs and Options will be granted following registration of the common stock underlying the RSUs and Options.  The RSUs will vest in equal annual installments on each of the first four anniversaries of date of employment, and the options will vest 25 percent on the first anniversary and in equal monthly installments of 1/36th of the balance of the Options, provided Ms. Howell remains continuously employed by Alphatec as of such vesting date. In addition, the RSUs and Options will fully vest upon a change in control of Alphatec.  Alphatec is providing this information in accordance with NASDAQ Listing Rule 5635(c)(4).

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc., through its wholly owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company that designs, develops, and markets spinal fusion technology products and solutions for the treatment of spinal disorders associated with disease and degeneration, congenital deformities, and trauma. The Company's mission is to improve lives by providing innovative spine surgery solutions through the relentless pursuit of superior outcomes. The Company markets its products in the U.S. via independent sales agents and a direct sales force.

Additional information can be found at www.atecspine.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include the references to the Company’s strategy in significantly repositioning the Alphatec brand and turning the Company into a growth organization.  The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to:  the uncertainty of success in developing new products or products currently in the Company’s pipeline; the uncertainties in the Company’s ability to execute upon its strategic operating plan; the uncertainties regarding the ability to successfully license or acquire new products, and the commercial success of such products; failure to achieve acceptance of the Company’s products by the surgeon community, including Battalion and Arsenal Deformity; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; unanticipated expenses or liabilities or other adverse events affecting cash flow or the Company’s ability to successfully control its costs or achieve profitability; uncertainty of additional funding; the Company’s ability to compete with other competing products and with emerging new technologies; product liability exposure; an unsuccessful outcome in any litigation in which the Company is a defendant; patent infringement claims; claims related to the Company’s intellectual property and the Company’s ability to meet its financial obligations under its credit agreements and the Orthotec settlement agreement. The words “believe,” “will,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. Alphatec disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Investor/Media Contact:

Lee Roth / Emma Poalillo

The Ruth Group

(646) 536-7000

alphatec@theruthgroup.com

Company Contact:

Jeff Black

Executive Vice President and Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts - unaudited)

	Three Months Ended
	March 31,
	2018	2017

Revenues	$21,307	$27,978
Cost of revenues	7,737	11,199
Gross profit	13,570	16,779

Operating expenses:
Research and development	1,786	1,449
Sales and marketing	10,060	11,103
General and administrative	6,442	6,223
Amortization of intangible assets	177	172
Transaction-related expenses	1,542	-
Gain on settlement	(6,168)	-
Restructuring expenses	398	1,231
Total operating expenses	14,237	20,178
Operating loss	(667)	(3,399)
Other income (expense):
Interest expense, net	(1,707)	(1,981)
Other income, net	62	5
Total other expense, net	(1,645)	(1,976)
Loss from continuing operations before taxes	(2,312)	(5,375)
Income tax (benefit) provision	(458)	49
Loss from continuing operations	(1,854)	(5,424)
Loss from discontinued operations	(62)	(91)
Net loss	$(1,916)	$(5,515)

Net loss per share, basic and diluted:
Continuing operations	$(0.09)	$(0.60)
Discontinued operations	(0.00)	(0.01)
Net loss per share, basic and diluted	$(0.09)	$(0.61)
Shares used in calculating basic and diluted net loss per share
	21,212	9,005

Stock-based compensation included in:
Cost of revenue	22	3
Research and development	(116)	311
Sales and marketing	111	73
General and administrative	602	421
	$619	$808

ALPHATEC HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$47,645	$22,466
Accounts receivable, net	11,960	14,822
Inventories, net	28,872	27,292
Prepaid expenses and other current assets	1,986	1,767
Current assets of discontinued operations	269	131
Total current assets	90,732	66,478

Property and equipment, net	11,549	12,670
Goodwill	14,346	-
Intangibles, net	26,514	5,248
Other assets	137	208
Noncurrent assets of discontinued operations	58	56
Total assets	$143,336	$84,660

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$3,769	$3,878
Accrued expenses	23,368	22,246
Current portion of long-term debt	6,891	3,306
Current liabilities of discontinued operations	467	312
Total current liabilities	34,495	29,742

Total long term liabilities	53,665	57,973
Redeemable preferred stock	23,603	23,603
Stockholders' equity	31,573	(26,658)
Total liabilities and stockholders' deficit	$143,336	$84,660

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands - unaudited)

	Three Months Ended	Three Months Ended
	December 31,	March 31,
	2017	2018	2017

Operating expenses	$18,902	$14,237	$20,178
Adjustments:
Stock-based compensation	(2,300)	(597)	(805)
Restructuring	(308)	(398)	(1,231)
Transaction-related expenes	-	(1,542)	-
Gain on settlement	-	6,168	-
Non-GAAP operating expenses	$16,294	$17,868	$18,142

	Three Months Ended	Three Months Ended
	December 31,	March 31,
	2017	2018	2017

Operating loss, as reported	$(3,608)	$(667)	$(3,399)
Add back:
Depreciation	1,711	1,592	1,633
Amortization of intangible assets	234	294	235
Total EBITDA	(1,663)	1,219	(1,531)

Add back significant items:
Stock-based compensation	2,313	619	808
Restructuring	308	398	1,231
Transaction-related expenes	-	1,542	-
Gain on settlement	-	(6,168)	-

Adjusted EBITDA	$958	$(2,390)	$508

ALPHATEC HOLDINGS, INC.

RECONCILIATION OF GEOGRAPHIC SEGMENT REVENUES AND GROSS PROFIT

(in thousands, except percentages - unaudited)

	Three Months Ended
	March 31,
	2018		2017
		(unaudited)
Revenues by source
U.S. commercial revenue	$19,201		$23,437
Other	2,106		4,541
Total revenues	$21,307		$27,978

Gross profit by source
U.S.	$13,432		$16,268
Other	138		511
Total gross profit	$13,570		$16,779

Gross profit margin by source
U.S.	70.0%		69.4%
Other	6.6%		11.3%
Total gross profit margin	63.7%		60.0%